SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               EPIX Medical, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         1) Title of each class of Securities to which transaction applies:

            -------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

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         5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

             -------------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

         3)  Filing Party:

             -------------------------------------------------------------------

         4)  Date Filed:

             -------------------------------------------------------------------

                              EPIX MEDICAL, INC.

                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                (617) 499-1400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 12, 1998

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of EPIX Medical, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 12, 1998, at 9:30 a.m. at Le Meridien Hotel, 250 Franklin Street, Boston, Massachusetts, to consider and act upon the following matters:

   1. To elect one (1) member of the Board of Directors.

   2. To approve an amendment to the Company's Amended and Restated 1992
      Equity Incentive Plan to increase the number of shares of the Company's common stock as to which awards may be granted under such plan by 250,000 shares.

   3. To approve amendments to the Company's 1996 Director Stock Option Plan to increase the size of the grant awarded to a director upon election or reelection from 6,666 shares of the Company's common stock to 15,000 shares, to change the vesting schedule of such grants from five years to three years and to increase the number of shares of the Company's common stock as to which awards may be granted under such plan by 33,334 shares.


   4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 1, 1998 will be entitled to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,



                                          MICHAEL D. WEBB
                                          Secretary

Cambridge, Massachusetts
April 21, 1998

                              EPIX MEDICAL, INC.


                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 499-1400

                               ----------------
                                PROXY STATEMENT
                               ----------------
                              GENERAL INFORMATION

     This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the Board of Directors of EPIX Medical, Inc. (the "Company") for use at the Company's 1998 Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998 at 9:30 a.m. at Le Meridien Hotel, 250 Franklin Street, Boston, Massachusetts, and at any adjournments thereof (the "Meeting").

     When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 21, 1998.


                     VOTING SECURITIES AND VOTES REQUIRED

     Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 11,274,054 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Pursuant to the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve the proposed amendments to the Company's Amended and Restated 1992 Equity Incentive Plan (the "Equity Plan") and the Company's 1996 Director Stock Option Plan (the "Director Plan"). Broker non-votes will not be counted as present, or represented, and entitled to vote for these purposes and, therefore, will not affect the outcome of the vote. Abstentions will be counted as present, or represented, and entitled to vote and, accordingly, will have the effect of negative votes.

                                SHARE OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director of the Company and (iv) all current directors and executive officers of the Company as a group:


                                                           Shares of Common Stock
                                                           Beneficially Owned (1)
                                                          -------------------------
                                                             Shares         Percent
                                                          -----------   -----------
Bessemer Venture Partners III L.P. ....................    1,596,999        14.15%
and certain related persons (2)
 Bessemer Venture Partners
 1025 Old Country Road
 Suite 205
 Westbury, NY 11590
Accel IV L.P. and certain related persons (3) .........    1,559,801        13.82%
 428 University Avenue
 Palo Alto, CA 94301
Daiichi Radioisotope Laboratories, Ltd. (4) ...........      578,885         5.13%
 17-10, Kyobashi 1-chome Chuo-ku
 Tokyo, 104 Japan
Randall B. Lauffer, Ph.D. (5) .........................    1,076,664         9.55%
Michael D. Webb (6) ...................................      224,719         1.98%
James E. Smith, Ph.D. (7) .............................       91,332            *
E. Kent Yucel, M.D. (8) ...............................       70,933            *
Stephen C. Knight, M.D. (9) ...........................       43,093            *
Christopher F.O. Gabrieli (10) ........................    1,701,126        15.10%
Luke B. Evnin, Ph.D. (11) .............................    1,559,801        13.82%
Stanley T. Crooke, M.D., Ph.D. (12) ...................       21,041            *
All current executive officers and directors as a group
 (10 persons) (13) ....................................    4,881,379        41.70%

----------------
* Indicates less than 1%.

 (1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of Common Stock issuable pursuant to the outstanding options and warrants that may be exercised within the 60-day period following March 31, 1998.

 (2) Includes 31,052 shares held by persons associated with Bessemer Securities Corporation, the parent of the limited partner of Bessemer Venture Partners III L.P. ("BVP"), as to which BVP has the power to vote and as to which BVP and Deer III & Co. LLC ("Deer"), the general partner of BVP, disclaim beneficial ownership, and 27,094 shares held by BVP III Special Situations L.P. ("BVP SS"), as to which Deer, as the general partner of BVP SS, has voting and investment control and as to which BVP disclaims beneficial ownership and Deer disclaims beneficial ownership except to the extent of its partnership interest in BVP SS. Also includes a warrant to purchase 13,333 shares exercisable within the 60-day period following March 31, 1998 held by Bessemer Venture Partners III L.P. Does not include 189,331 shares held by members of Deer and persons associated with such members of Deer.

 (3) Consists of the following shares and warrants exercisable within the 60-day period following March 31, 1998: 1,440,897 shares and a warrant to purchase 12,213 shares held by Accel IV L.P.; 58,200 shares and a warrant to purchase 493 shares held by Accel Investors '93 L.P. and 29,885 shares and a warrant to purchase 253 shares held by Accel Keiretsu L.P. Also includes 17,860 shares owned by Luke B. Evnin. Does not include 9,435 shares and a warrant to purchase 80 shares held by Prosper Partners and 34,604 shares and a warrant to purchase 293 shares held by Ellmore C. Patterson Partners. Also, does not include 111,880 shares held by persons associated with Accel IV LP., Accel Investors '93 L.P. and Accel Keiretsu L.P. Accel IV Associates L.P. is the General Partner of Accel IV L.P. and has voting and investment control over the shares held by Accel IV L.P. Arthur C. Patterson, James R. Swartz, James W. Breyer, Paul H. Klingenstein, Luke B. Evnin, Eugene D. Hill, III, G. Carter Sednaoui and the Swartz Family Partnership L.P. are the General Partners of Accel IV Associates L.P. Messrs. Patterson, Swartz, Klingenstein, Breyer, Evnin and Sednaoui are the General Partners of Accel Investors '93 L.P. and have voting and investment control over shares held by Accel Investors '93 L.P. Mr. Patterson is the sole General Partner of Ellmore C. Patterson Partners and has voting and investment control over shares held by Ellmore C. Patterson Partners. Accel Partners & Co. L.P. is the General Partner of Accel Keiretsu L.P. and has voting and investment control over shares held by Accel Keiretsu L.P. Messrs. Patterson and Swartz are the co-owners and partners of Accel Partners & Co. L.P. Messrs. Klingenstein and Sednaoui are the attorneys-in-fact for Prosper Partners and disclaim beneficial ownership of shares held by Prosper Partners.

 (4) Junzo Okuda, President and Chief Executive Officer of Daiichi Radioisotope Laboratories, Ltd., has voting and investment control over these shares.

 (5) Includes 46,666 shares held by Dr. Lauffer's wife and 16,000 shares held in a trust for the benefit of Dr. Lauffer's children as to which Dr. Lauffer disclaims beneficial ownership. Also includes 716,760 shares held by a trust for the benefit of Dr. Lauffer as to which shares Dr. Lauffer has voting and investment control.

 (6) Includes 99,553 shares subject to options exercisable within the 60-day period following March 31, 1998.

 (7) Includes 82,332 shares subject to options exercisable within the 60-day period following March 31, 1998.

 (8) Includes 67,933 shares subject to options exercisable within the 60-day period following March 31, 1998.

 (9) Includes 41,665 shares subject to options exercisable within the 60-day period following March 31, 1998.

(10) See footnote (2) above. Mr. Gabrieli disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein or with respect to shares held in his name.

(11) See footnote (3) above. Dr. Evnin disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in shares held by Accel IV L.P. and Accel Investors '93 L.P. or with respect to shares held in his name.

(12) Consists of 21,041 shares subject to options exercisable within the 60 day period following March 31, 1998.

(13) See footnotes (2), (3) and (5)-(12) above. Includes an additional 92,670 shares subject to options exercisable within the 60-day period following March 31, 1998.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     In accordance with Section 2 of Article II of the By-laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at five. At the Meeting, one Class II director will be elected to hold office for three years until his/her respective successor is duly elected and qualified. The Board has nominated Stanley T. Crooke for election for a term of office expiring in 2001. The nominee is currently a director of the Company and has consented to be nominated and to serve if elected. In the event the nominee shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of the full term.

     The following table contains certain information about nominees for election to the Board of Directors andeach other person whose term of office as a director will continue after the Meeting.


                                                                                                            Present
                                                                                               Director      Term
Name and Age                        Business Experience and Other Directorships                  Since      Expires
---------------------------------   -------------------------------------------------------   ----------   --------
Nominees for Directors:
 Class II Director
Stanley T. Crooke, M.D., Ph.D.*     Dr. Crooke has served as Chairman and Chief               1996         1998
  (age 53)                          Executive Officer of Isis Pharmaceuticals Inc., a
                                    pharmaceuticals company, since January 1989. Dr.
                                    Crooke serves on the boards of directors of
                                    GeneMedicine, Inc., Sibia Neuroscience, Inc. and the
                                    Biotechnology Industry Organization.
Continuing Directors:
  Class I Directors
Luke B. Evnin, Ph.D.*#              Dr. Evnin is currently a Managing Director of MPM         1994         2000
  (age 34)                          Asset Management LLC, an investment firm
                                    specializing in biomedical companies. Previously, Dr.
                                    Evnin was a General Partner at Accel Partners, a
                                    venture capital firm, where he was involved in the
                                    firm's biomedical investing activities since September
                                    1990. He remains a General Partner of Accel IV, L.P.
                                    and Accel V, L.P. He currently serves on the boards of
                                    directors of several private companies.

                                                                                                            Present
                                                                                               Director      Term
Name and Age                    Business Experience and Other Directorships                      Since     Expires
-----------------------------   -----------------------------------------------------------   ----------   --------
Randall B. Lauffer, Ph.D.       Dr. Lauffer, the Chief Scientific Officer of the              1988         2000
  (age 40)                      Company, founded the Company in November 1988
                                and served as Chief Executive Officer of the Company
                                until December 1994, as Chairman of the Board until
                                October 1996 and as Secretary until November 1996.
                                From November 1983 to March 1992, Dr. Lauffer was
                                a member of the faculty of Harvard Medical School,
                                serving most recently as Assistant Professor of
                                Radiology from 1987 to 1992. During this time he was
                                also Director of the NMR Contrast Media Laboratory
                                at Massachusetts General Hospital as well as an NIH
                                Postdoctoral Fellow and an NIH New Investigator.
Class III Directors
Christopher F.O. Gabrieli*#     Mr. Gabrieli is Chairman of the Board of the Company.         1994         1999
  (age 38)                      Since September 1986, Mr. Gabrieli has been a
                                General Partner at Deer II & Co., Deer III & Co. and
                                Deer IV & Co., the General Partners of Bessemer
                                Venture Partners II L.P., Bessemer Venture Partners III
                                L.P. and Bessemer Venture Partners IV L.P., affiliated
                                venture capital partnerships, where he is responsible
                                for the firm's venture capital investment activities in
                                healthcare and the life sciences. He is a director of Isis
                                Pharmaceuticals, Inc., where he was a co-founder,
                                Opta Food Ingredients, Inc. and several privately held
                                health care companies.

Michael D. Webb                 Mr. Webb has served as President and Chief Executive          1994         1999
  (age 39)                      Officer of the Company since December 1994 and as
                                Secretary of the Company since November 1996. Mr.
                                Webb worked for Ciba-Corning Diagnostics, Inc., a
                                medical instrumentation and diagnostic products
                                company, from April 1989 to December 1994, most
                                recently as Senior Vice President, Worldwide
                                Marketing and Strategic Planning. From 1984 to 1989,
                                Mr. Webb was a senior consultant specializing in
                                healthcare and life sciences at Booz, Allen &
                                Hamilton, Inc., a consulting firm.

--------------------
* Member of the Compensation Committee.

# Member of the Audit Committee.

     During the year ended December 31, 1997, the Board held five meetings. Each of the directors attended all of the Board meetings and meetings of committees of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees may act by unanimous written consent pursuant to Delaware law in lieu of a meeting.

     The Audit Committee, which currently consists of Dr. Evnin and Mr. Gabrieli, reviews with the Company's independent accountants the scope of the annual audit, discusses the adequacy of internal accounting controls and procedures, and performs general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee met once in 1997.

     The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. The Compensation Committee's functions are to recommend to the full Board the amount, nature and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's equity incentive, stock option and stock purchase plans. The Compensation Committee met twice in 1997.

Director Compensation

     Directors currently receive no compensation for their service on the Board of Directors, except pursuant to the Director Plan. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. There are 66,666 shares of Common Stock reserved for issuance under the Director Plan. Upon the election or reelection of an Eligible Director, such director is automatically granted an option to purchase 6,666 shares of Common Stock. Each Eligible Director continuing in office after each annual meeting of stockholders is also automatically granted an option to purchase 6,666 shares of Common Stock. Options become exercisable with respect to 1,333 shares on each anniversary date of grant for a period of five years, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of Common Stock or a combination of both. The Board of Directors has voted to amend the Director Plan, as described below under the caption "Proposal 3."


                            EXECUTIVE COMPENSATION

     The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of executive officers of the Company.


                        Compensation Committee Report on
                            Executive Compensation

     The Compensation Committee (the "Committee"), which currently consists of Mr. Christopher F.O. Gabrieli and Drs. Luke B. Evnin and Stanley T. Crooke, is responsible for the administration of the Company's compensation program for the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the summary compensation table below. The Company's compensation programs are designed to provide a competitive level of total compensation which, at the Company's present stage of development, is heavily weighted toward equity incentive compensation linked to the Company's performance. This program includes base salary and both annual and long-term incentive compensation.

     Compensation Philosophy

     The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

   [bullet] attract, motivate and retain high caliber individuals who are responsible for leading the Company in achieving or exceeding corporation goals and to increase total return to stockholders;

   [bullet] provide a total compensation program where a significant portion of compensation is linked to the achievement of individual performance objectives as well as both short-term and long-term Company performance;

   [bullet] align the financial interests of the management team with those of the Company and its stockholders; and

   [bullet] emphasize reward for performance at the individual, team and Company levels.


     Base Salary

     Each fiscal year, the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys prepared by independent consultants, (ii) the responsibilities, scope and complexity of each position, (iii) the individual's tenure in the position and (iv) performance judgments as to each individual's past and expected future contributions. The performance of the companies surveyed is not considered by the Committee. The Chief Executive Officer recommends the base salary amount for each officer other than himself. The Committee then reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer.

     In general, the Committee reviews and fixes the base salary of the Chief Executive Officer based on comparable competitive compensation data as well as the Committee's assessment of such officer's past performance and its expectations as to such officer's future contributions in leading the Company. For 1997, the Chief Executive Officer's base salary remained the same as his base salary in 1995 and 1996, $175,000, reflecting the Company's compensation philosophy of emphasizing equity incentive compensation.


     Annual Bonus

     Until 1998, the Company did not have a formal cash short-term incentive plan and generally did not pay cash bonuses to its executive officers except on a discretionary basis. Beginning in 1998, the Company's executive officers are eligible for an annual cash bonus payable in 1999, which is based primarily on achievement of Company and individual performance objectives that are established at the beginning of each year. After the completion of the year, the Committee will review the attainment of corporate and individual objectives and will award bonuses based on the extent to which corporate objectives were met or exceeded and individual contributions to overall Company performance.

     The Company achieved several milestones in 1997, including: the completion of a Phase I clinical trial for MS-325; the commencement of Phase II clinical trials for MS-325 in the United States; the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission in connection with the Company's initial public offering; the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission in connection with the Company's follow-on public offering; and the formation of a strategic alliance with Dyax Corp. to develop novel contrast imaging agents for the diagnosis of severe blood clots in the lungs and legs. In recognition of the Chief Executive Officer's leadership in the achievement of these corporate milestones and his contributions to the Company, the Chief Executive Officer was awarded a bonus in the amount of $65,625.


     Equity-Based Long-Term Incentive Compensation

     Long-term incentives for the Company's employees are provided through stock option grants under the Equity Plan which are generally provided through initial stock option grants at the date of hire and periodic additional grants. The option grants are intended to motivate the executive officers to improve long-term Company performance and to align the financial interests of the management team with those of the Company and its stockholders. Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events determined by the Committee.

     In 1997, the Chief Executive Officer received options to purchase 83,000 shares of Common Stock at an exercise price of $8.75 per share. As to shares subject to these options, 41,500 vest upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and 41,500 vest upon the earlier of
(i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

     Compensation Deductibility

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") on the Company's compensation programs. Section 162(m) of the Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1.0 million to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. The Company's policy is to qualify its executive officers' compensation for deductibility under applicable tax laws to the extent reasonable. The Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.


                                        By the EPIX Medical, Inc.
                                        Compensation Committee,




                                        STANLEY T. CROOKE
                                        LUKE B. EVNIN
                                        CHRISTOPHER F.O. GABRIELI

                      Comparative Stock Performance Graph

     The following graph shows the cumulative stockholder return of the Company's Common Stock from January 30, 1997 (the first trading day for the Company's Common Stock) through December 31, 1997 as compared with that of the Nasdaq (U.S. Companies) Index and the Nasdaq Pharmaceutical Stocks Index. The graph assumes the investment of $100 in the Company's Common Stock and each of the comparison groups on January 30, 1997 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.


        Comparison of Cumulative Total Return Among EPIX Medical, Inc., Nasdaq (U.S. Companies) Index and Nasdaq Pharmaceutical Stocks Index


[LINE CHART]




                                     1/30/97      3/31/97     6/30/97      9/30/97      12/31/97
         EPIX Medical, Inc.          $ 100.00     $ 94.64     $ 114.29     $ 171.43     $ 185.71
         Nasdaq Stock Market (U.S.)  $ 100.00     $ 88.98     $ 105.29     $ 123.10     $ 115.47
         Nasdaq Pharm. Stocks        $ 100.00     $ 88.29     $  95.32     $ 106.92     $  96.00

     The following table sets forth certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus for the year ended December 31, 1997 exceeded $100,000 (together, the "Named Executive Officers").


                          Summary Compensation Table

                                                                                       Long-Term
                                                                                      Compensation
                                                  Annual Compensation                    Awards
                                      --------------------------------------------   -------------
                                                                                       Securities
                                                                                       Underlying       All Other
Name and Principal Position            Year        Salary ($)        Bonus ($)(1)      Options (#)     Compensation $
-----------------------------------   ------   ------------------   --------------   -------------   ---------------
Michael D. Webb ...................    1997         175,000              65,625           83,000            850(2)
 President and Chief                   1996         175,000              65,000           83,333             --
 Executive Officer                     1995         175,000                  --               --         30,000(3)

James E. Smith, Ph.D. .............    1997         185,000              46,250           28,000         62,477(4)
 Executive Vice President,             1996         192,615(6)           63,000          139,999             --
 Research and Development (5)          1995          82,238(7)               --               --             --

E. Kent Yucel, M.D. ...............    1997         175,000                  --           27,000         35,000(9)
 Senior Vice President and             1996         132,637(10)           8,750          133,333             --
 Chief Medical Officer (8)             1995           1,500(11)              --           10,666             --

Randall B. Lauffer, Ph.D. .........    1997         160,000              32,000           28,000          1,180(12)
 Chief Scientific Officer              1996         160,000                  --               --          1,100(12)
                                       1995         158,367                  --               --          1,100(12)

Stephen C. Knight, M.D. ...........    1997         160,000              40,000           27,000             --
 Senior Vice President,                1996          80,000                  --          133,333         30,000(3)
 Corporate Development,
 Strategy and Finance(13)

--------------------
 (1) Bonuses were earned in the year indicated and are generally paid in the subsequent year.


 (2) Consists of life insurance premiums paid by the Company on behalf of Mr. Webb on a policy for the benefit of Mr. Webb.


 (3) Consists of payment made in connection with the commencement of employment with the Company.


 (4) Consists of housing expenses reimbursed to Dr. Smith in connection with his maintaining a residence within close proximity of the Company.


 (5) Dr. Smith became an employee of the Company in February 1996. Prior thereto, he was engaged as a consultant to the Company.


 (6) Includes compensation in the amount of $37,200 paid by the Company for consulting services.


 (7) Consists of compensation paid by the Company for consulting services.


 (8) Dr. Yucel became an employee of the Company in June 1996. Prior thereto, he was engaged as a consultant to the Company.

 (9) Consists of compensation paid by the Company in lieu of lost clinical practice revenue.

(10) Includes compensation in the amount of $59,720 paid by the Company for consulting services.

(11) Consists of compensation paid by the Company for consulting services.

(12) Consists of life insurance premiums paid by the Company on behalf of Dr. Lauffer on a policy for the benefit of Dr. Lauffer.

(13) Dr. Knight became an employee of the Company in July 1996.

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 by the Company to the Named Executive Officers.


                                                     Option Grants In Last Fiscal Year
                                                              Individual Grant
                                     ------------------------------------------------------------------
                                                                                                           Potential Realizable
                                                                                                          Value at Assumed Annual
                                         Number of           Percent of                                     Rates of Stock Price
                                         Securities        Total Options                                     Appreciation for
                                         Underlying          Granted to       Exercise or                     Option Term (1)
                                          Options          Employees in       Base Price     Expiration   ----------------------
Name                                    Granted (#)       Fiscal Year (%)      ($/share)        Date        5% ($)      10% ($)
----------------------------------   -----------------   -----------------   ------------   -----------   ---------   ----------
Michael D. Webb ..................          3,314(2)             0.65             8.75        8/14/07      18,236        46,215
                                           79,686(3)            15.63             8.75        8/14/07     438,498     1,111,241
James E. Smith, Ph.D .............         19,840(4)             3.89             8.75        8/14/07     109,176       276,674
                                            8,160(5)             1.60             8.75        8/14/07      44,903       113,793
E. Kent Yucel, M.D. ..............          5,713(6)             1.12             8.75        8/14/07      31,438        79,669
                                           21,287(7)             4.18             8.75        8/14/07     117,139       296,852
Randall B. Lauffer, Ph.D .........         11,428(8)             2.24             8.75        8/14/07      62,886       159,366
                                           16,572(8)             3.25             8.75        8/14/07      91,193       231,101
Stephen C. Knight, M.D. ..........          2,856(9)             0.56             8.75        8/14/07      15,716        39,828
                                           24,144(10)            4.74             8.75        8/14/07     132,860       336,694

--------------------
 (1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

 (2) The option becomes exercisable as to 286 shares covered by such option upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and as to 3,028 shares covered by such option upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

 (3) The option becomes exercisable as to 41,214 shares covered by such option upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and as to 38,472 shares upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

 (4) The option becomes exercisable as to 9,920 shares covered by such option upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and 9,920 shares upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

 (5) The option becomes exercisable as to 4,080 shares covered by such option upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and 4,080 shares upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

 (6) The option becomes exercisable as to 2,856 shares upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and 2,857 shares upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

 (7) The option becomes exercisable as to 10,644 shares upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and 10,643 shares upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

 (8) The option becomes exercisable upon the earlier of (i) successful completion of Phase I of a new product candidate or (ii) August 14, 2006.

 (9) The option becomes exercisable in full upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.

(10) The option becomes exercisable as to 13,500 shares upon the earlier of (i) fifty percent of the patient enrollment of the Phase III Radiology trial for MS-325 or an equivalent product or (ii) August 14, 2006, and as to 10,644 shares upon the earlier of (i) FDA approval of MS-325 or an equivalent product or (ii) August 14, 2006.


              Aggregated Option Exercises In Last Fiscal Year And
                         Fiscal Year-End Option Values

                                                                           Number of Securities
                                                                                Underlying
                                                                               Unexercised              Value of Unexercised
                                                                                Options at              In-The-Money Options
                                         Shares                            Fiscal Year-End (#)        at Fiscal Year-End ($)(1)
                                       Acquired on         Value       ---------------------------   --------------------------
Name                                  Exercise (#)     Realized ($)      Exercisable/Unexercisable    Exercisable/Unexercisable
----------------------------------   --------------   --------------   ---------------------------   --------------------------
Michael D. Webb ..................       7,500            47,221             150,553/272,081             1,888,853/2,325,306
James E. Smith, Ph.D. ............       9,000            82,575               66,332/92,667                 733,845/832,569
E. Kent Yucel, M.D. ..............       3,000            20,250              67,933/100,066                 593,108/759,331
Randall B. Lauffer Ph.D. .........          --                --                    0/28,000                       0/119,000
Stephen C. Knight, M.D. ..........          --                --              33,332/127,001                 283,332/964,759

--------------------
(1) Based on the difference between the fair market value of the underlying shares of Common Stock on December 31, 1997 at $13.00 a share and the option exercise price.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. Dr. Evnin was a General Partner of Accel Partners, a venture capital firm and a principal stockholder of the Company. Dr. Evnin resigned from such position in 1997 and assumed the position of Managing Director of MPM Asset Management LLC. Dr. Evnin remains a General Partner of Accel IV, L.P. and Accel V, L.P. Mr. Gabrieli is a General Partner of Deer II & Co., the General Partner of Bessemer Venture Partners III L.P., a principal stockholder of the Company. See "Stock Ownership" and "Certain Transactions."


                             CERTAIN TRANSACTIONS

     In June, 1995 and April 1996, the Company made two loans to Dr. Lauffer each in the principal amount of $50,000 and bearing interest at the rate of 7.31% and 6.51% per annum, respectively (the Applicable Federal Rate for long term loans announced for such month) and each secured by a pledge of 14,814 shares of the Company's Common Stock held by Dr. Lauffer. As of March 31, 1998, the outstanding principal amounts on these loans plus accrued interest were $60,774 and $56,682, respectively. In May 1996, the Company made a loan to Dr. Lauffer in the principal amount of $180,000 bearing interest at the rate of 6.83% per annum (the Applicable Federal Rate for long term loans announced for May 1996) and secured by a pledge of 44,444 shares of the Company's Common Stock held by Dr. Lauffer. As of March 31, 1998, the outstanding principal amount on this loan plus accrued interest was $203,227. Each of these loans is subject to acceleration upon the voluntary termination of Dr. Lauffer's employment, among other events.

     In February 1997, Bessemer Venture Partners III L.P. and certain persons and entities related to Bessemer Venture Partners III L.P. and Accel IV L.P. purchased an aggregate amount of 344,740 shares of the Company's Common Stock in connection with the Company's initial public offering on the same terms as sales to other investors in the offering at the initial public offering price per share of $7.00.

     In November 1997, Dr. Lauffer sold an aggregate amount of 120,000 shares of the Company's Common Stock in connection with the Company's follow-on offering on the same terms as sales to other investors in the offering at the follow-on offering price per share of $10.00.


                                  PROPOSAL 2:
         AMENDMENTS TO AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN


General

     The Equity Plan was originally adopted by the Company in July 1992. The Equity Plan was subsequently amended and restated, and the aggregate number of shares of Common Stock reserved for issuance thereunder is currently 2,099,901 shares (including shares subject to options already granted and shares issued pursuant to options already exercised). The Equity Plan is designed to provide the Company flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain key employees of and consultants to the Company and to enable them to participate in the long-term growth of the Company.


Amendment

     In March 1998, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 250,000 shares to an aggregate of 2,349,901 shares, subject to adjustment for stock-splits and similar capital changes. The Company believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees and consultants whose services are considered essential to the Company's future progress, to encourage such employees' and consultants' ownership in the Company and to provide them with an incentive to remain as employees or consultants of the Company.


Administration and Eligibility

     The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock or stock units for the purchase of shares of Common Stock. Awards under the Equity Plan can be granted to officers, employees and other individuals as determined by the Compensation Committee, each of whose members is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee administers the Equity Plan, except as described below in which the entire Board administers the Equity Plan, and selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. The Compensation Committee has adopted guidelines for the number of options awarded to each new employee of the Company, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not subject to Section 16 of the Exchange Act. The Compensation

Committee has authorized the Chief Executive Officer to grant options to purchase up to 20,000 shares of Common Stock each to such participants. In order to comply with the requirements of Rule 16b-3 under the Exchange Act, grants of awards made in 1998 under the Equity Plan to participants who are subject to Section 16 of the Exchange Act are made by the entire Board of Directors.

     The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may not exceed ten years. The Company's standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable yearly over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events. See "Executive Compensation--Compensation Committee Report on Executive Compensation--Stock Options and "--Option Grants in Last Fiscal Year."

     As of March 31, 1998, approximately 56 employees were eligible to participate in the Equity Plan. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on March 31, 1998 was $13.188.


Equity Plan Activity

     As of March 31, 1998, options to purchase an aggregate of 2,081,487 shares of Common Stock had been granted under the Equity Plan, of which options to purchase 76,937 shares had been cancelled. Options to purchase 327,758 shares had been exercised as of such date. As of such date, 345,351 shares remained available for the granting of awards under the Equity Plan, including the 250,000 shares added by the amendment for which stockholder approval is being requested. No stock appreciation rights or awards other than option grants have been granted under the Equity Plan to date.


Federal Income Tax Consequences Relating to Stock Options

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as mid-term or long-term capital gain and any loss sustained will be a mid-term or long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term, mid-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by the Company.


Votes Required

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the proposed amendment to the Equity Plan.

Board Recommendation

     The Board of Directors of the Company believes that the amendment to the Equity Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.



                                  PROPOSAL 3:
                 AMENDMENTS TO 1996 DIRECTOR STOCK OPTION PLAN

General

     The purpose of the Director Plan is to attract and retain qualified persons, who are not also officers or employees of the Company, to serve as directors of the Company and to encourage stock ownership in the Company by such directors so as to provide additional incentives to promote the Company's success. The Director Plan currently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 66,666 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to Eligible Directors as defined below.

     All non-employee directors of the Company ("Eligible Directors") are eligible to participate in the Director Plan. Currently, three of the Company's five directors are eligible to participate in the Director Plan.

     In March 1998, the Board of Directors approved an increase in the size of each grant under the Director Plan, from 6,666 shares of Common Stock for each term to which a director is elected to 15,000 shares for each term. In addition, the Board of Directors approved a change in the vesting schedule from 20% of the grant vesting on each of the first five anniversaries from the date of grant to 33 1/3% of the grant vesting on each of the first three anniversaries from the date of grant. The Board determined that the total value of the compensation package granted to directors, as a whole, is lower than that of director packages implemented by comparable companies. The members of the Board of Directors of the Company do not currently receive any cash compensation for their service on the Board of Directors. It was determined that stock option grants are more attractive to potential directors than cash, are more readily available to the Company and will better further the goal of attracting and retaining qualified persons to be members of the Board of Directors of the Company. As a result of the increased grant size, the Board anticipated a need to increase the number of shares reserved for issuance under the Director Plan. For a description of the Director Plan, see "Election of Directors--Director Compensation."

Amendments

     The Board of Directors has voted, subject to approval of the stockholders, to (i) increase the size of each director grant from 6,666 shares of Common Stock to 15,000 shares for each term, (ii) change the vesting of such grants from five years to three years, and (iii) increase the number of shares of Common Stock that may be subject to grants under the Director Plan by 33,334 shares to an aggregate of 100,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Directors in the future.

Director Plan Activity

     As of March 31, 1998, options to purchase an aggregate of 6,666 shares of Common Stock have been granted under the Director Plan, none of which have been cancelled, leaving 60,000 shares available for future grants.

Federal Income Tax Consequences Relating to Director Plan Options
     Options granted under the Director Plan are nonstatutory stock options. No income is realized by the director at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the director in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long term capital gain or loss and will not result in any deduction by the Company.

Votes Required

     The affirmative vote of the holders of a majority in interest of the Common Stock present, or represented, and entitled to vote at the Meeting is required to approve the proposed amendment to the Director Plan.

Board Recommendation

     The Board of Directors of the Company believes that the proposed amendments to the Director Plan are in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the Amendments to the Director Plan.


                       SECURITIES EXCHANGE ACT REPORTING

     The Company's executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

     Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1997 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements, except that Dr. Crooke, a director of the Company, reported in a Form 4 filed on November 3, 1997, the sale of 11,041 shares of Common Stock for which a Form 4 was due on September 10, 1997; Mr. Webb, an executive officer and director of the Company, reported in a Form 5 filed on February 4, 1998, the exercise of an option for 7,500 shares of Common Stock, for which a Form 4 was due on April 10, 1997; Stephen Knight, an executive officer of the Company, reported in a Form 5 filed on February 4, 1998 the purchase of 1,428 shares of Common Stock, for which a Form 4 was due on February 10, 1997; and James Smith, an executive officer of the Company, reported in a Form 5 filed on February 4, 1998 the exercise of an option for 9,000 shares of Common Stock, for which a Form 4 was due on December 10, 1997.


                        INFORMATION CONCERNING AUDITORS

     The firm of Ernst & Young LLP, independent auditors, audited the Company's financial statements for the year ended December 31, 1997. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.


               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than December 1, 1998. Proposals should be sent to the attention of the Secretary at the Company's offices at 71 Rogers Street, Cambridge, Massachusetts 02142.


                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                           EXPENSES OF SOLICITATION

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.


                                 OTHER MATTERS

     The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the President at the Company's offices at 71 Rogers Street, Cambridge, Massachusetts 02142.

     Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

EPX10 5                            DETACH HERE


                                     PROXY

                               EPIX MEDICAL, INC.
                71 Rogers Street, Cambridge, Massachusetts 02142
               PROXY FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                                  May 12, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned does hereby appoint Michael D. Webb, Jeffrey R. Lentz and William T. Whelan, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of EPIX Medical, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Le Meridien Hotel, 250 Franklin Street, Boston, Massachusetts on Tuesday,
May 12, 1998 at 9:30 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


--------------                                                 --------------
| SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE  | SEE REVERSE |
|    SIDE     |                                               |    SIDE     |
---------------                                               ---------------

EPX10 4                            DETACH HERE




[X] Please mark                                                            ---
    votes as in                                                               |
    this example.                                                             |

     1.   Proposal to elect director.

          Nominee:  Stanley T. Crooke, M.D.

               FOR       WITHHELD
                                        MARK HERE
               [ ]         [ ]          FOR ADDRESS    [ ]
                                        CHANGE AND
                                        NOTE BELOW


     2.   Proposal to amend the Company's
          Amended and Restated 1992 Equity
          Incentive Plan to increase the          FOR      AGAINST    ABSTAIN
          aggregate number of shares of the       [ ]        [ ]        [ ]
          Company's common stock as to which
          awards may be granted under such plan
          by 250,000 shares.

     3.   Proposal to amend the Company's
          1996 Director Stock Option Plan to
          increase the size of each director's    FOR      AGAINST    ABSTAIN
          option grant to 15,000 shares of the    [ ]        [ ]        [ ]
          Company's common stock, to have all
          such option grants granted under
          the plan to vest over a 3 year
          period and to increase the aggregate
          number of shares as to which option
          grants may be granted by 33,334
          shares.


PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY.

Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature:                              Date:
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Signature:                              Date:
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